UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2010

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2010 after market close, Dollar Tree, Inc. (the “Company”) entered into an accelerated share repurchase agreement with Bank of America N.A. (“Bank of America”) to repurchase approximately $200 million of the Company’s common shares.  This accelerated share repurchase program is part of the execution of a repurchase program authorized by the Company’s board of directors to repurchase up to $500 million of common shares that was approved in October 2007.

The material terms of the agreement are described below:

This is a collared transaction in which the Company has agreed to repurchase for $200 million a number of shares to be determined based on the volume weighted average share price of the Company’s common stock, less a discount, during a specified period of time.  The repurchase period ranges from one and one-half to four months following the two week maximum hedge completion period.  The agreement is subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased.  The minimum number of shares the Company has agreed to repurchase will be determined by dividing $200 million by approximately 110% of the volume weighted average share price of the Company’s common stock during a two week maximum hedge completion period.  The maximum number of shares subject to repurchase will be determined by dividing $200 million by approximately 97.5% of the volume weighted average share price over the same two week hedge period.  The Company will initially receive 70% of the projected minimum number of shares under the agreement.  At the completion of the agreement, the Company may receive additional shares from Bank of America depending on the volume weighted average price of the shares during the repurchase period, subject to the maximum share delivery provisions of the agreement.

Under the agreement, the Company will pay $200 million to Bank of America on March 23, 2010 and receive 70% of the projected minimum number of common shares.  Thereafter, the Company has no other obligations under the collared agreement to pay additional amounts or deliver shares to Bank of America.  In certain circumstances, the completion date of the agreement may be shortened or extended from the period described above.

Shares repurchased under the accelerated share repurchase program will be retired.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release concerning the accelerated share repurchase program on March 22, 2010.  The contents of such press release (attached to the Current Report on Form 8-K as Exhibit 99.1) are hereby incorporated by reference and furnished under this Item 7.01

Item 9.01.  Financial Statements and Exhibits.

(c)                 Exhibits.

99.1                 Press release dated March 22, 2010 issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 22, 2010	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 99.1 -	Press release dated March 22, 2010 issued by Dollar Tree, Inc.